CHANGE-IN-CONTROL AGREEMENT
                         ---------------------------

      This Agreement is effective as of the 17th day of July, 1998, and is by and between BANKNORTH GROUP, INC., a bank holding company, 300 Financial Plaza, Burlington, Vermont, including its successors and assigns
(collectively hereinafter the "Company") and <<Name>> (hereinafter
"Executive").

      WHEREAS, Executive is now serving as the President and Chief Executive Officer, Banknorth Group, Inc. of the Company (hereinafter the "Position"); and

      WHEREAS, the Company wishes to secure the future services of Executive in the Position and assure Executive of the benefits of certain compensation in the event of a Change-in-Control of the Company; and

      WHEREAS, Executive is willing to enter into this Agreement for such period and upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and to induce Executive to remain in the employ of the Company, the parties agree as follows:

      1.    Definitions; Term of Agreement.
            -------------------------------

      1.1 A "Change-in-Control" shall be deemed to have occurred, for all purposes of this Agreement, if any "Person", as defined in Section 1.2, has acquired control of the Company. A Person has control if:

            (a) the Person directly or indirectly or acting through one or more other Persons owns, controls, or has power to vote 25 percent or more of any class of voting securities of the Company; or

            (b) the Person controls in any manner the election of a majority of the directors of the Company; or

            (c) the Board of Directors of the Company determines that the Person directly or indirectly exercises a controlling influence over the management or policies of the Company.

If the Company shall undergo or participate in a reorganization, pursuant to which there is no material change in the Persons owning, controlling or having the power to vote any class of voting securities of the Company, such a reorganization shall not be deemed a Change-in-Control.

      1.2 A "Person" shall include a natural person, corporation, or other entity. When two (2) or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of the Company's common stock, such partnership, syndicate or group shall be considered a Person. Beneficial ownership shall be determined under the then current provisions of Securities Exchange Act Rule 13d-3; Reg. Section 240.13d-3.

      1.3   The "Multiple" is three.

      1.4 The "Period" shall mean the period of time commencing on the date of a Change-in-Control and ending on the second anniversary thereof.

      1.5 This Agreement shall remain in effect for the "Term" extending from the date hereof through the end of the Period. This Agreement may not be terminated by either party except at the expiration of the Period or as otherwise expressly provided herein.

      1.6 For all purposes of this Agreement, "Cause" shall mean Executive's material failure to apply, in good faith, on a full-time basis (allowing for usual vacations and sick leave) all of his skill and experience to the performance of the duties and the responsibilities of the Position, or the serious willful misconduct of Executive including, but not limited to, the commission by Executive of a felony or the perpetration by Executive of a common-law fraud or other act of dishonesty upon, or the misappropriation or intentional damage of the property or business of, the Company or any affiliate thereof.

      2.    Change-in-Control.
            ------------------

      2.1   If after a Change-in-Control and during the Period:

            (a) The Executive's employment is terminated for any reason other than as provided in Section 2.2 hereof, or

            (b) Executive terminates his employment for Good Reason as provided in Section 4.1 (either being an "Involuntary Termination"), Executive shall be entitled to receive such compensation and benefits as are provided in Section 3.1. If the Executive's employment shall terminate before the beginning or after the expiration of the Period, the Company shall not be liable to the Executive for any compensation pursuant to this Agreement. If during the Period the Executive's employment terminates as provided in Section 2.2 hereof, then the Company shall not be liable to the Executive for any compensation pursuant to this Agreement.

      2.2 Notwithstanding any other provisions hereof, the Term shall terminate and the Company shall have no liability to Executive hereunder upon the occurrence of one or more of the following dates or events:

            (a) The date that the Executive delivers to the Company, a written notice of his intention to retire, which notice once delivered may not be withdrawn without the written consent of the Company; or

            (b)  the death of Executive; or

            (c) the commission of any act which would justify a termination for Cause hereunder; or

            (d) the Executive voluntarily terminates his employment without Good Reason; or

            (e) the Executive's "permanent disability" as determined pursuant to the terms of the Company's long term disability policy in effect at the date of the Change-in-Control.

      2.3 The Company's obligations to Executive under Article 3 (regarding change-in-control compensation) are subject to Executive's compliance with the provisions of Article 5 (regarding noncompetition and confidentiality).

      2.4 This Agreement is not an employment agreement between the Company (or any affiliate of the Company) and the Executive. Nothing in this Agreement shall serve to limit the rights of the Company (or any affiliate of the Company) to terminate the employment of the Executive prior to a Change-in-Control or after the Period without incurring any liability under this Agreement.

      3.    Change-in-Control Compensation.
            -------------------------------

      3.1 If Executive shall be entitled to receive compensation under this Agreement by virtue of the termination of the Executive's employment during the Period, then the Company shall pay to the Executive in a single lump sum payment within 30 days of the Executive's termination of employment the amounts set forth below, provided that an amount need not be paid to the Executive in a single lump sum payment if one of the following subparagraphs otherwise expressly provides:

            (a) Base Salary; Bonus. An amount equal to the Multiple multiplied by the Executive's annual base salary at the date of the Change-in-Control occurred, plus an amount equal to the Multiple multiplied by the average annual cash bonus paid to the Executive under the Company's short-term incentive compensation plan for the three most recent consecutive calendar year periods (or the period of Executive's participation in such plan if less than three years) ending on the last day of the calendar year preceding the year in which Executive's employment is terminated.

            (b) Defined Contribution Plans. For all qualified or nonqualified defined contribution retirement plans or programs sponsored by the Company in which the Executive participated at the time of the Change-in-Control ("Defined Contribution Plans"), an amount equal to the sum of

                  (i) the Multiple multiplied by the value of the annual
            employer contributions being made to the Defined Contribution Plans, plus

                 (ii) the value of the accrued accumulations for all
            nonqualified Defined Contribution Plans at the date of the termination of the Executive's employment, plus

                 (iii) the value of the unvested portion of the accrued
            accumulations for all qualified Defined Contribution Plans for accumulations and service up to the date of the termination of the Executive's employment.

Such Defined Contribution Plans may include, without limitation, deferred compensation plans, Section 401(k) plans, retirement plans and profit sharing plans. The calculation of the amount due with respect to Defined Contribution Plans shall be made based on the contributions being made at the date of the Change-in-Control. For the purposes of calculating the benefits described in subparagraphs (i) and (ii) above, the Executive shall be assumed to be 100% vested in such Defined Contribution Plans.

            (c) Defined Benefit Plans. For all qualified or nonqualified defined benefit retirement plans or programs sponsored by the Company in which the Executive participated at the time of the Change-in-Control ("Defined Benefit Plans"), an amount equal to the sum of

                 (i) the Multiple multiplied by the value of the additional annual benefits accruing to any Defined Benefit Plans, plus

                 (ii) the value of the accrued benefits for all nonqualified
            Defined Benefit Plans at the date of the termination of the Executive's employment, plus

                 (iii) the value of the unvested accrued benefits for all
            qualified Defined Benefit Plans for accumulations and service up to the date of the termination of the Executive's employment.

Such Plans may include, without limitation, deferred compensation plans and retirement plans. The value of the additional annual benefit accruing or the then current value of benefits under any qualified or non-qualified Defined Benefit Plan shall be such value as may be determined by the Company's actuarial consultants; a determination by such consultants shall be final and binding on all parties. For the purposes of calculating the benefits described in subparagraphs (i) and (ii) above, the Executive shall be assumed to be 100% vested in such Defined Benefit Plans.

            (d) Health and Welfare Benefit Plans. An amount equal to Multiple multiplied by the value of the annual employer contributions being made to any employee welfare benefit plan, whether qualified or non-qualified, in which the Executive participated at the time of the Change-in-Control. Such plans may include, without limitation, plans for hospital services, medical services, major medical, dental, disability, survivor benefits, or life insurance. The calculation of the amount due under this subparagraph shall be made based on the contributions being made at the date of the Change-in-Control. In lieu of any part or all of such payment, if it is possible for the Executive to continue participation in any or all of such plans and/or programs, the Company shall (if the Executive so elects) continue Executive's participation in such plans and/or programs on the same terms and conditions as existed as of the date of the Change-in-Control. The Executive shall make any such election within ten business days after the Company shall have notified Executive of those plans or programs available for continued participation by the Executive.

            (e) Stock-based Compensation Plans. The Executive shall, as of the date of his termination of employment become fully vested in any grants or awards received under any Company sponsored stock-based compensation plans, specifically including, without limitation, the Company's long-term incentive plan. The Executive shall not be entitled to receive credit for any grants or awards under any such plan that occur after the date of the Executive's termination of employment. Benefits shall otherwise be payable in accordance with the terms of each such plan.

      3.2 In the event that the Executive's right to receive compensation under this Article 3 is triggered pursuant to Section 2.1 hereof, then the Executive shall be entitled to receive the full amount of such compensation provided for in Section 3.1 hereof without diminution, reduction or offset for any compensation or benefit previously provided by the Company or an affiliate thereof to the Executive during the Period, and without diminution, reduction or offset for any compensation or benefit received by the Executive from any other employer during the Period. The payments made to the Executive under this Agreement are intended to be in settlement of all obligations of the Company to the Executive, except those under qualified retirement plans.

      3.3 Notwithstanding the foregoing, the Company shall not pay to Executive and Executive shall not be entitled to receive any payment or benefit that would be treated as an "excess parachute payment" as such phrase is defined under Section 280G of the Internal Revenue Code of 1986 or any future amendment thereto or any corresponding provision of any future United States revenue statute. The Executive shall be entitled to select the specific payments or benefits described in Section 3.1 that Executive wishes to forego or reduce so that Executive shall not receive an excess parachute payment.

      4.    Termination for Good Reason.
            ----------------------------

      4.1 If Executive, by written notice to the Board of Directors of the Company, terminates his employment at any time during the Period for "Good Reason" (defined herein), the Executive shall be entitled to receive all of the payments and benefits specified in Section 3.1. For all purposes of this Agreement the Executive's termination of his employment shall be for Good Reason if:

            (a) the Executive experiences a material reduction in position responsibility and authority;

            (b)  the Executive's compensation is  reduced;

            (c) the Executive's benefits are materially reduced, unless such reduction is applicable to the Company employees generally;

            (d) the Executive's reporting relationships are materially downgraded; or

            (e) the Company requires the Executive to relocate more than fifty miles from the Executive's then current principal office.

      5.    Noncompetition and Confidentiality Provisions.
            ----------------------------------------------

      5.1 During the Term hereof, Executive shall not become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined below) with the Company or with any subsidiary of the Company, as the business of the Company, or any subsidiary of the Company may be constituted at the time of termination of the Executive's employment (or at the time immediately prior to the Change-in-Control if the employment termination occurs during the Period).

      5.2 Executive agrees that any information that an Executive receives in the course of Executive's employment by the Company or any affiliate thereof shall be deemed confidential and used only for the furtherance of the Company's business and interests and for no other purpose. Notwithstanding the foregoing, information shall not be deemed confidential if it is otherwise publicly known through no wrongful act of the Executive, is received by the Executive from a third party without similar restrictions and without breach of this Agreement, or is lawfully required to be disclosed to any governmental agency or otherwise required to be disclosed by law. Upon the termination of Executive's employment with the Company Executive agrees to deliver to the Company all confidential information held by Executive, regardless of the format in which such information may be held, including without limitation electronic format, written, or other recorded format.

      5.3 For the purposes of Section 5.1, a business enterprise with which Executive becomes associated as an officer, employee, agent, partner or director, shall be considered in "substantial direct competition" if, during a period when such competition is prohibited, such business enterprise is a financial institution, a bank, or a bank holding company, or is an affiliate of a bank holding company which is engaged in any business within the scope of the business engaged in by the Company or any affiliate of the Company at the time in question, which business enterprise has an office or a branch located in any county where the Company or any affiliate of the Company at the time in question has an office or branch, or has an office or branch located in any county contiguous to any such county.

      5.4   In the event of a breach by Executive of the provisions of
Section 5.1 or 5.2 above, the Company shall be entitled to terminate any payments or benefits provided to Executive hereunder and shall be entitled to such other relief, including injunctive relief, as may be permitted in law or equity. No injunctive relief shall be awarded to the Company if, on or before the thirtieth (30th) day after the Company first brings a proceeding requesting injunctive relief, the Executive repays to the Company all amounts (without interest) previously paid by the Company to Executive pursuant to this Agreement and Executive agrees to the reversal of any other benefit or credit received by Executive hereunder.

      5.5 The provisions of Section 5.2 shall survive the Term of this Agreement and continue indefinitely. The provisions of Section 5.1 shall apply only for the period described therein.

      6.    Notices.
            --------

      All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to Executive or to the Secretary of the Company, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to his last known address as carried on the personnel records of the Company, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party.

      7.    Prior Agreements.
            -----------------

      This Agreement supersedes and replaces all prior agreements relating to the subject matter hereof, specifically including but not limited to the agreement dated December 21, 1994 between Banknorth Group and Executive.

      8.    Attorneys' Fees.
            ----------------

      If Executive or the Company commences or becomes a party to litigation for the purpose of enforcing any rights arising under this Agreement, the prevailing party shall be entitled to reimbursement from the losing party for all legal fees, costs and expenses incurred in connection with any such litigation.

      9.    Successors and Assigns.
            -----------------------

      The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon Executive's heirs and successors. Executive may not assign his rights and obligations under this Agreement.

      10.   Severability.
            -------------

      If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

      11.   Construction.
            -------------

      This Agreement shall be construed under the laws of the State of Vermont applicable to contracts executed and to be performed exclusively within such state. Headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement. This Agreement may be modified only by a writing signed by the parties.

      IN WITNESS WHEREOF, Banknorth Group, Inc. has caused this Agreement to be executed by a duly authorized officer and Executive has hereunto set his hand and seal as of the day and year first above written.

EXECUTIVE                         BANKNORTH GROUP, INC.

/s/ William H. Chadwick           By: /s/ Angelo P. Pizzagalli
-----------------------------         -------------------------------
<<Name>>                              Its duly authorized agent